                                 EXHIBIT 23.1

                CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and the related Prospectus of SmartForce Public Limited Company and to the incorporation by reference therein of our reports dated January 18, 2000, with respect to the consolidated financial statements and schedule of SmartForce Public Limited Company included in its Annual Report, as amended on Form 10-K/A, for the year ended December 31, 1999 as filed with the Securities and Exchange Commission.

Dublin, Ireland                      /s/ Ernst & Young
May 26, 2000                         -----------------
                                     Ernst & Young